Exhibit 4.1

A CORPORATION CONTINUED UNDER THE LAWS OF NEWFOUNDLAND AND LABRADOR
UNE SOCIÉTÉ PROROGÉE EN VERTU DES LOIS DE TERRE-NEUVE ET DU LABRADOR

Number Numéro ZQ 123456		CUSIP 349553107

THIS CERTIFIES THAT LES PRÉSENTES ATTESTENT QUE		ISIN CA3495531079

is the registered holder of est le porteur inscrit de		SEE REVERSE FOR CERTAIN DEFINITIONS VOIR AU VERSO POUR CERTAINES DÉFINITIONS

FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE IN THE CAPITAL OF		ACTIONS ORDINAIRES SANS VALEUR NOMINALE ENTIÈREMENT LIBÉRÉES DU CAPITAL-ACTIONS DE

FORTIS INC.		FORTIS INC.

transferable on the books of the Corporation only upon surrender of this certificate properly endorsed.		transférables dans les registres de la Société sur remise de ce certificat endossé en bonne et due forme.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.		Ce certificat n’est valide que s’il a été contresigné par l’agent de transfert et agent comptable des registres de la Société.

IN WITNESS WHEREOF the Corporation has caused this certificate to be signed on its behalf by the facsimile signatures of its duly authorized officers.		EN FOI DE QUOI la Société a fait signer le présent certificat en son nom au moyen des fac-similés de signature de ses dirigeants dûment autorisés. Dated: [date] Le : [date]

President and Chief Executive Officer président et chef de la direction

COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ COMPUTERSHARE TRUST COMPANY, N.A. (CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX) TRANSFER AGENT AND REGISTRAR AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

OR

COUNTERSIGNED AND REGISTERED CONTRESIGNÉ ET IMMATRICULÉ COMPUTERSHARE TRUST COMPANY OF CANADA SOCIÉTÉ DE FIDUCIE COMPUTERSHARE DU CANADA (MONTRÉAL) (TORONTO) (HALIFAX) TRANSFER AGENT AND REGISTRAR AGENT DE TRANSFERT ET AGENT COMPTABLE DES REGISTRES

Vice President, Chief Legal Officer and Corporate Secretary vice-président, chef du contentieux et secrétaire général	By Par	By Par
Authorized Officer - Représentant autorisé		Authorized Officer - Représentant autorisé

The shares represented by this certificate are transferable at the offices of Computershare Trust Company of Canada in Montreal, QC, Toronto, ON and Halifax, NS or Computershare Trust Company, N.A. in Canton, MA, Jersey City, NJ and College Station, TX.

Les actions représentées par ce certificat peuvent être transférées aux bureaux de Société de fiducie Computershare du Canada à Montreal, QC, Toronto, ON et Halifax, NS ou Computershare Trust Company, N.A à Canton, MA, Jersey City, NJ et à College Station, TX.

The shares represented by this certificate have rights, privileges, restrictions and conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of: (a) the rights, privileges, restrictions and conditions attached to each class authorized to be issued and to each series in so far as the same have been fixed by the directors; and (b) the authority of the directors to fix the rights, privileges, restrictions and conditions of subsequent series.

Les actions représentées par ce certificat sont assorties de droits, privilèges, restrictions et conditions et la Société fournira à tout actionnaire, sur demande et sans frais, une copie du texte intégral a) des droits, privilèges, restrictions et conditions rattachés à chaque catégorie d’actions dont l’émission est autorisée et à chaque série, dans la mesure fixée par les administrateurs; et b) de l’autorisation donnée aux administrateurs de fixer les droits, privilèges, restrictions et conditions des séries ultérieures.

The following abbreviations shall be construed as though the words set forth below opposite each abbreviation were written out in full where such abbreviation appears:	Les abréviations suivantes doivent être interprétées comme si les expressions correspondantes étaient écrites en toutes lettres :

TEN COM - as tenants in common	TEN COM - à titre de propriétaires en commun

TEN ENT - as tenants by the entireties	TEN ENT - à titre de tenants unitaires

JT TEN - as joint tenants with rights of survivorship and not as tenants in common	JT TEN - à titre de copropriétaires avec gain de survie et non à titre de propriétaires en commun

(Name) CUST (Name) UNIF GIFT MIN ACT (State) - (Name) as Custodian for (Name) under the (State) Uniform Gifts to Minors Act	(Nom) CUST (Nom) UNIF GIFT MIN ACT (État) - (Nom) à titre de dépositaire pour (Nom) en vertu de la Uniform Gifts to Minors Act de (État)

Additional abbreviations may also be used though not in the above list.	Des abréviations autres que celles qui sont données ci-dessus peuvent aussi être utilisées.

* Please insert Social Insurance, Tax Identification, or other identifying number of transferee.	* Veuillez inscrire le numéro d’assurance sociale, le numéro d’identification aux fins de l’impôt ou tout autre numéro permettant d’identifier le cessionnaire.

For value received the undersigned hereby sells, assigns and transfers unto	Pour valeur reçue, le soussigné vend, cède et transfère par les présentes à

Insert name and address of transferee	Insérer le nom et l’adresse du cessionnaire

shares represented by this certificate and does hereby irrevocably constitute and appoint	actions représentées par le présent certificat et nomme irrévocablement

the attorney of the undersigned to transfer the said shares on the books of the Corporation with full power of substitution in the premises.	le fondé de pouvoir du soussigné chargé d’inscrire le transfert desdites actions aux registres de la Société, avec plein pouvoir de substitution à cet égard.

LE: DATED:
Signature of Shareholder / Signature de l’actionnaire Signature of Guarantor / Signature du garant

Signature Guarantee: The signature on this assignment must correspond with the name as written upon the face of the certificate(s), in every particular, without alteration or enlargement, or any change whatsoever and must be guaranteed by a major Canadian Schedule I chartered bank, a major trust company in Canada or a member of an acceptable Medallion Signature Guarantee Program (STAMP, SEMP, MSP).  The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”.

Garantie de signature : La signature apposée aux fins de cette cession doit correspondre exactement au nom qui est inscrit au recto du certificat, sans aucun changement, et doit être garantie par une banque à charte canadienne de l’Annexe 1, une grande société de fiducie au Canada ou un membre d’un programme de garantie de signature Medallion acceptable (STAMP, SEMP, MSP).  Le garant doit apposer un timbre portant la mention « Signature Guaranteed ».

Aux États-Unis, seuls les membres d’un « Medallion

In the USA, signature guarantees must be done by members of a “Medallion Signature Guarantee Program” only.	Signature Guarantee Program » peuvent garantir une signature.

Signature guarantees are not accepted from Treasury Branches, Credit Unions or Caisses Populaires unless they are members of the Stamp Medallion Program.

Les garanties de signature ne peuvent pas être faites par des caisses d’épargne (« Treasury Branches »), des caisses de crédit (« Credit Unions ») ou des Caisses Populaires, à moins qu’elles ne soient membres du programme de garantie de signature Medallion STAMP.

Computershare’s Privacy Notice: In the course of providing services to you and our corporate clients, Computershare receives non-public personal information about you - your name, address, social insurance number, securities holdings, transactions, etc.  We use this to administer your account, to better serve your and our clients’ needs and for other lawful purposes.  We have prepared a Privacy Code to tell you more about our information practices and how your privacy is protected.  It is available at our website, computershare.com, or by writing us at 100 University Avenue, Toronto, Ontario, M5J 2Y1.  *You are required to provide your SIN if you will receive income on these securities.  We will use this number for income reporting.  Computershare may also ask for your SIN as an identification-security measure if you call or write to request service on your account; however you may decline this usage.

Avis de confidentialité de Computershare : Lorsque Computershare fournit des services, à vous ainsi qu’à ses sociétés clientes, elle reçoit des renseignements personnels non publics à votre sujet - votre nom, votre adresse, votre numéro d’assurance sociale, les titres que vous détenez, les opérations que vous avez effectuées, etc.  Nous utilisons ces renseignements afin d’administrer votre compte, pour mieux répondre à vos besoins et à ceux de nos clients ainsi qu’à d’autres fins légales.  Nous avons établi un Code de confi dentialité, qui contient de plus amples renseignements sur nos pratiques à l’égard des renseignements et sur la façon dont nous assurons la protection de vos renseignements personnels.  Vous le trouverez sur notre site Web, computershare.com; vous pouvez également vous en procurer un exemplaire en nous en faisant la demande par écrit, au 100 University Avenue, Toronto (Ontario) M5J 2Y1.  *Vous êtes tenu de nous fournir votre NAS si vous devez recevoir un revenu de ces titres.  Nous utiliserons ce numéro aux fins de l’impôt.  Computershare peut également vous demander votre NAS comme mesure de sécurité et d’identification lorsque vous nous demandez de gérer votre compte, par téléphone ou par écrit; vous pouvez cependant refuser de le faire.

SECURITY INSTRUCTIONS - INSTRUCTIONS DE SÉCURITÉ

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK.  HOLD TO LIGHT TO VERIFY WATERMARK.

PAPIER FILIGHANÉ, NE PAS ACCEPTER SANS VÉRIFIER LA PRÉSENCE DU FILIGRANE.  POUR CE FAIRE, PLACER À LA LUMIÈRE.

The IRS (Internal Revenue Service) requires cost basis reporting of securities acquired for U.S. residents after January 1, 2011.  For more information, please visit www.irs.gov.

L’IRS (Internal Revenue Service) exige la déclaration du prix de base des titres acquis pour les résidents des Etats-Unis après le 1er janvier 2011.  Pour plus d’informations, veuillez visiter le www.irs.gov.